Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of The J. Jill Group, Inc. (the “Company”) for the fiscal quarter ended June 25, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GORDON R. COOKE	/s/ OLGA L. CONLEY
Gordon R. Cooke	Olga L. Conley
President, Chief Executive Officer and	Executive Vice President /
Chairman of the Board of Directors	Chief Financial Officer and Chief
(Principal Executive Officer)	Administrative Officer
(Principal Financial Officer)
Date: August 4, 2005	Date: August 4, 2005